Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Alpha Network Alliance Ventures Inc.

(A development stage company):

We hereby consent to the use in the Post-Effective Amendment No 1. to the Registration Statement on Form S-1 (the “Registration Statement”) of our report dated March 31, 2013, relating to the balance sheets of Alpha Network Alliance Ventures Inc.  (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal years then ended, for the period from March 24, 2011 (inception) through December 31, 2012, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, appearing in such Registration Statement.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ GZTY CPA Group, LLC

GZTY CPA Group, LLC

Metuchen, New Jersey

March 10, 2014